UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2012
Date of Report (Date of Earliest Event Reported)

Commission file number  –  001-10852

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2989662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11 North Water Street, Suite 18290	Mobile, Alabama	36602
(Address of principal executive offices)		(Zip Code)

(251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act

 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01                      Completion of Acquisition or Disposition of Assets

On November 30, 2012, International Shipholding Corporation (“ISH”) completed its previously-announced acquisition of U.S. United Ocean Services, LLC (“UOS”).  Pursuant to the terms of the Membership Interest Purchase Agreement among United Maritime Group, LLC and Coastal Carriers, Inc., a wholly-owned subsidiary of ISH, ISH purchased all of the issued and outstanding limited liability company interests of UOS for an aggregate purchase price of approximately $112.5 million cash, subject to certain post-closing working capital adjustments.

ISH funded the acquisition price and related transaction expenses through a combination of (i) approximately $63 million received in connection with selling and leasing back two of its vessels, (ii) $28 million received in connection with a $30 million term loan secured by UOS’ operating assets, (iii) a draw of approximately $12 million on ISH’s revolving credit facility and (iv) cash on hand.  ISH elected to forego acquisition bridge financing under its two previously-announced bridge commitment letters.

On November 30, 2012, ISH issued a press release announcing the completion of the acquisition.  A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding the expected benefits of the acquisition and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: our ability to finance the post-closing operations of the combined company on terms that are satisfactory or at all; the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the acquisition will be greater than expected; the ability of the combined company to retain and hire key personnel; our ability to maximize the usage of our newly-purchased and incumbent vessels on favorable economic terms; our ability to effectively handle our substantial leverage by meeting the payment and covenant requirements in each of our debt instruments, thereby avoiding any defaults under those instruments and avoiding cross defaults under others; changes in domestic or international transportation markets that reduce the demand for shipping generally or our vessels in particular or increase our operating costs; political events in the United States and abroad, including terrorism and piracy, and the U.S. military’s response to those events; election results, regulatory activities and the appropriation of funds by the U.S. Congress; and each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  Due to these uncertainties, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made.  Except for meeting our ongoing obligations under the federal securities laws, we undertake no obligation to update or revise for any reason any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Item 9.01                      Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The financial statements of UOS for the periods specified in Rule 3-05(b) of Regulation S-X and an accountant’s report provided pursuant to Rule 2-02 of Regulation S-X will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K has been filed.

(b) Pro forma financial information

Pro forma financial information required pursuant to Article 11 of Regulation S-X will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K has been filed.

(d) Exhibits

The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date:           December 6, 2012

Exhibit Index

Exhibit
    No.                 Description

2.1
Membership Interest Purchase Agreement dated October 9, 2012 between International Shipholding Corporation and United Maritime Group, LLC (filed with the Securities and Exchange Commission as Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated October 11, 2012 and incorporated herein by reference).

99.1*	Press Release by International Shipholding Corporation dated November 30, 2012, announcing the completion of its acquisition of U.S. United Ocean Services, LLC.
__________
* Filed herewith.